Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
     In connection with the Quarterly Report of First McMinnville Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas D. Vance, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Thomas D. Vance
Chief Executive Officer
July 24, 2007

*	As set forth in Item 601 of Regulation S-K, any certification furnished pursuant to this Item will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section.